UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2021

Coro Global Inc.

(Exact name of registrant as specified in its charter)

Nevada	033-25126-D	85-0368333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 SW 7th Street, Suite 500 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 806-2676

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2021, Coro Global Inc. (the “Company”) granted an aggregate of 6,000,000 restricted shares of common stock to six officers, employees, and consultants of the Company, including 1,000,000 shares to David Dorr, the Company’s Chief Executive Officer, and 1,000,000 shares to Brian Dorr, the Company’s Chief Operating Officer. Under the four year vesting schedule 25% of such shares will vest on the one year anniversary of the grant date. For the following three years 6.25% of the shares will vest on each three-month anniversary of the grant date, subject to the recipient’s continuous service with the Company on such vesting dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORO GLOBAL INC.

Date: September 10, 2021	By:	/s/ David Dorr
Name: David Dorr
Title: Chief Executive Officer

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